MGP INGREDIENTS REPORTS RECORD SECOND QUARTER 2023 RESULTS
Consolidated sales increased 7% to a quarterly record of $209.0 million;
Net income and adjusted EBITDA increased 26% and 28%, respectively

ATCHISON, Kan., August 3, 2023 - MGP Ingredients, Inc. (Nasdaq: MGPI), a leading provider of distilled spirits, branded spirits, and food ingredient solutions, today reported results for the second quarter ended June 30, 2023.

2023 second quarter consolidated results compared to 2022 second quarter

•Sales increased 7% to $209.0 million.
•Gross profit increased 29% to $76.3 million, representing 36.5% of sales.
•Operating income increased 25% to $44.1 million. Adjusted operating income increased 29% to $45.6 million.
•Net income increased 26% to $32.0 million. Adjusted net income increased 31% to $33.1 million.
•Adjusted EBITDA increased 28% to $51.2 million.
•Basic and diluted earnings per common share (“EPS”) increased to $1.44 per share from $1.15 per share. Adjusted basic and diluted EPS increased to $1.49 per share from $1.15 per share.

“We are very pleased with our continued momentum during the second quarter. Our strong performance underpins our long-term strategy and the value we bring to our global customer base,” said David Colo, president and CEO of MGP Ingredients. “Sales of brown goods grew 30% from the prior year period, driven by strong demand for our new distillate and aged whiskey. Within our Branded Spirits segment, we completed the acquisition of Penelope Bourbon in June, further strengthening our portfolio of premium plus brands, which grew 29% in sales from the prior year period. We expect our continued investment in premium plus spirits brands to position us well for incremental growth and margin expansion opportunities in the future. Our Ingredient Solutions business generated record sales during the quarter, which continued to benefit from the shift in consumer behavior toward plant-based diets. We believe our strong performance underscores the strength of our business model, and we remain committed to executing against our strategy to create further shareholder value.”

Distilling Solutions
In the second quarter 2023, sales for the Distilling Solutions segment increased 9% to $116.9 million year- over-year, reflecting a 22% increase in sales of premium beverage alcohol, due to higher brown goods sales. Gross profit increased to $38.7 million or 33.1% of segment sales, compared to $29.8 million or 27.8% of segment sales in the second quarter 2022.

Branded Spirits
For the second quarter 2023, sales for the Branded Spirits segment decreased 2% to $57.6 million, while sales of premium plus brands increased 29% to $23.8 million. Gross profit increased to $26.0 million, or 45.1% of segment sales, compared to $21.0 million, or 35.8% of segment sales in the second quarter 2022.

Ingredient Solutions
In the second quarter 2023, sales in the Ingredient Solutions segment increased 18% to $34.5 million year- over-year. Gross profit increased to $11.6 million, or 33.6% of segment sales, compared to $8.5 million, or 29.0% of segment sales in the second quarter 2022.

Other
Advertising and promotion expenses for the second quarter 2023 increased $2.6 million, or 42%, to $8.6 million as compared to the second quarter 2022.

Corporate selling, general and administrative ("SG&A") expenses for the second quarter 2023 increased $5.7 million, or 32%, to $23.5 million as compared to the second quarter 2022.

The corporate effective tax rate for the second quarter 2023 was 25.3%, compared with 22.4% from the second quarter 2022.

2023 Outlook
MGP is offering the following revised consolidated guidance for fiscal 2023:

•Sales are projected to be in the range of $815 million to $835 million.
•Adjusted EBITDA is expected to be in the range of $187 million to $192 million.
•Adjusted basic EPS is forecasted to be in the $5.35 to $5.50 range, with basic weighted average shares outstanding expected to be approximately 22.1 million at year end.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: ir.mgpingredients.com on the Events & Presentations page
Conference Call: 844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium distilled spirits, branded spirits, and food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With distilleries in Kentucky, Indiana and Kansas, and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from four distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100%

agave tequilas, El Mayor, Exotico and Dos Primos; and the historic Ross & Squibb Distillery in Lawrenceburg, Indiana, where the Remus Straight Bourbon Whiskey and Rossville Union Straight Rye Whiskey are produced. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Green Hat Gin, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional, and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about the strategy of MGP Ingredients, Inc. (the “Company” or “MGP”), value brought to customers, growth and margin expansion opportunities, the ability to create shareholder value, and the Company’s 2023 outlook, including its expectations for sales, adjusted EBITDA, adjusted basic EPS, and shares outstanding. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, Company financial results, and Company financial condition and are not guarantees of future performance.

All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from our expectations include without limitation any effects of disruptions in our operations or a catastrophic event at our facilities; commodity price fluctuations; the effectiveness or execution of our strategic plan; our reliance on a limited number of suppliers; climate change and legal, regulatory or market measures to address climate change; product recalls or other product liability claims; damage to our reputation or that of any of our key customers or their brands; adverse public opinion about any of our specialty ingredients; warehouse expansion issues; our reliance on fewer, more profitable customer relationships; commercial, political, and financial risks; regulation and taxation requirements; tariffs, trade relations, and trade policies; labeling or warning requirements or limitations on the availability of our products; anti-corruption laws, trade sanctions and restrictions; changes in consumer preferences and purchases and our ability to anticipate or react to those changes; changes in public opinion about alcohol; our reliance on our distributors to distribute our branded spirits within their territories; failure to secure and maintain listings in control states; changes in excise taxes, incentives and customs duties; class action or other litigation; the availability and cost of raw materials, product ingredients, energy resources, or labor; global supply chain challenges; inflation; the ongoing military conflict between Ukraine and Russia; our ability to protect our intellectual property rights and defend against alleged intellectual property rights infringement claims; our dual-class stock structure and governing document provisions; our reliance on key information technology systems, networks, processes, associated sites, or service providers; acquisitions and potential future acquisitions; our ability to compete and competitive market conditions; work disruptions or stoppages; our reliance on key management personnel; covenants and other provisions in our credit arrangements; interest rate increases; pandemics or other health crises; and our planned closure of our Atchison, Kansas distillery. For further information on these risks and uncertainties and other factors that could affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2023, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements or information in this press release, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, the Company has disclosed adjusted gross profit, adjusted operating income, adjusted income before income taxes, adjusted net income, adjusted MGP earnings, adjusted EBITDA and adjusted basic and diluted EPS, as well as guidance for adjusted EBITDA and adjusted basic EPS. The presentation of these non-GAAP financial measures should be reviewed in conjunction with gross profit, operating income, income before income taxes, net income, net income used in earnings per share calculation, and basic and diluted EPS computed in accordance with U.S. GAAP and should not be considered a substitute for the GAAP measure. We believe that the non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of historical non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure. Full year 2023 guidance measures of adjusted EBITDA and adjusted basic EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include without limitation, acquisition related expenses, restructuring and related expenses, and other items not reflective of the Company's ongoing operations.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for the quarter ended June 30, 2022	$35,306
Increase in gross profit - Distilling Solutions segment	8,898	25%
Increase in gross profit - Branded Spirits segment	5,043	14	pp(a)
Increase in gross profit - Ingredient Solutions segment	3,130	9	pp
Increase in advertising and promotion expenses	(2,574)	(7)	pp
Increase in SG&A expenses	(5,660)	(16)	pp
Operating income for the quarter ended June 30, 2023	$44,143	25%

Operating income, year to date versus year to date	Operating Income	Change
Operating income for year to date ended June 30, 2022	$85,386
Increase in gross profit - Ingredient Solutions segment	7,227	8%
Increase in gross profit - Branded Spirits segment	4,854	6	pp(a)
Increase in gross profit - Distilling Solutions segment	2,993	4	pp
Increase in advertising and promotion expenses	(4,803)	(6)	pp
Increase in SG&A expenses	(9,955)	(12)	pp
Operating income for year to date ended June 30, 2023	$85,702	—%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER COMMON SHARE (“EPS”) ROLLFORWARD

Change in basic and diluted EPS, quarter versus quarter	Basic and Diluted EPS	Change
Basic and diluted EPS for the quarter ended June 30, 2022	$1.15
Change in operating income (b)	0.31	26%
Change in other income (expense), net(b)	0.03	3	pp(a)
Change in interest expense, net (b)	0.01	1	pp
Change in effective tax rate	(0.06)	(5)	pp
Basic and Diluted EPS for the quarter ended June 30, 2023	$1.44	25%

Change in basic and diluted EPS, year to date versus year to date	Basic and Diluted EPS	Change
Basic and diluted EPS for year to date ended June 30, 2022	$2.84
Change in interest expense, net(b)	0.03	1%
Change in other income (expense), net(b)	0.03	1	pp(a)
Change in operating income(b)	0.01	—	pp
Change in effective tax rate	(0.06)	(2)	pp
Change in weighted average shares outstanding	(0.01)	—	pp
Basic EPS for year to date ended June 30, 2023	$2.84	—%
Impact of dilutive shares outstanding	(0.01)	—	pp
Diluted EPS for the year to date ended June 30, 2023	$2.83	—%
(a) Percentage points (“pp”).
(b) Items are net of tax based on the effective tax rate for the base year (2022).

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Quarter Ended June 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Brown goods	$73,124	$56,331	$16,793	30%
White goods	16,816	17,441	(625)	(4)
Premium beverage alcohol	89,940	73,772	16,168	22
Industrial alcohol	10,065	12,885	(2,820)	(22)
Food grade alcohol	100,005	86,657	13,348	15
Fuel grade alcohol	1,898	3,312	(1,414)	(43)
Distillers feed and related co-products	8,215	11,267	(3,052)	(27)
Warehouse services	6,747	5,902	845	14
Total Distilling Solutions	$116,865	$107,138	$9,727	9%

	BRANDED SPIRITS SALES
	Quarter Ended June 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Ultra premium	$14,372	$9,435	$4,937	52%
Super premium	3,130	3,226	(96)	(3)
Premium	6,261	5,775	486	8
Premium plus	23,763	18,436	5,327	29
Mid	17,090	23,301	(6,211)	(27)
Value	11,578	12,908	(1,330)	(10)
Other	5,185	3,921	1,264	32
Total Branded Spirits	$57,616	$58,566	$(950)	(2)%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended June 30,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2023	2022	$ Change	% Change
Specialty wheat starches	$17,095	$16,001	$1,094	7%
Specialty wheat proteins	12,588	10,109	2,479	25
Commodity wheat starches	4,837	3,130	1,707	55
Commodity wheat proteins	—	38	(38)	N/A
Total Ingredient Solutions	$34,520	$29,278	$5,242	18%

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT

	DISTILLING SOLUTIONS SALES
	Year to Date Ended June 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Brown goods	$141,448	$118,476	$22,972	19%
White goods	32,770	37,527	(4,757)	(13)
Premium beverage alcohol	174,218	156,003	18,215	12
Industrial alcohol	20,504	24,380	(3,876)	(16)
Food grade alcohol	194,722	180,383	14,339	8
Fuel grade alcohol	4,454	6,594	(2,140)	(32)
Distillers feed and related co-products	17,307	20,184	(2,877)	(14)
Warehouse services	13,605	11,486	2,119	18
Total Distilling Solutions	$230,088	$218,647	$11,441	5%

	BRANDED SPIRITS SALES
	Year to Date Ended June 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Ultra premium	$23,487	$22,032	$1,455	7%
Super premium	5,977	6,172	(195)	(3)
Premium	13,045	11,915	1,130	9
Premium plus	42,509	40,119	2,390	6
Mid	37,925	42,574	(4,649)	(11)
Value	24,999	24,207	792	3
Other	9,066	7,417	1,649	22
Total Branded Spirits	$114,499	$114,317	$182	—%

	INGREDIENT SOLUTIONS SALES
	Year to Date Ended June 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Specialty wheat starches	$31,781	$31,204	$577	2%
Specialty wheat proteins	24,478	19,528	4,950	25
Commodity wheat starches	8,644	6,483	2,161	33
Commodity wheat proteins	521	38	483	1,271
Total Ingredient Solutions	$65,424	$57,253	$8,171	14%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands, except share and per share amounts)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2023	2022	2023	2022
Sales	$209,001	$194,982	$410,011	$390,217
Cost of sales	132,706	135,758	263,892	259,172
Gross profit	76,295	59,224	146,119	131,045

Advertising and promotion expenses	8,639	6,065	16,372	11,569
Selling, general, and administrative expenses	23,513	17,853	44,045	34,090
Operating income	44,143	35,306	85,702	85,386

Interest expense, net	(1,282)	(1,543)	(2,277)	(3,141)
Other income (expense), net	(93)	(1,062)	30	(1,008)
Income before income taxes	42,768	32,701	83,455	81,237

Income tax expense	10,804	7,339	20,459	18,504
Net income	31,964	25,362	62,996	62,733

Net loss attributable to noncontrolling interest	162	198	201	264
Net income attributable to MGP Ingredients, Inc.	32,126	25,560	63,197	62,997

Income attributable to participating securities	(324)	(217)	(633)	(535)
Net income used in earnings per common share calculation	$31,802	$25,343	$62,564	$62,462

Weighted average common shares
Basic	22,062,142	22,002,385	22,051,244	21,995,779
Diluted	22,139,663	22,002,385	22,106,113	21,995,779

Earnings per common share
Basic	$1.44	$1.15	$2.84	$2.84
Diluted	$1.44	$1.15	$2.83	$2.84

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	June 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$21,959	$47,889
Receivables, net	147,570	109,267
Inventory	343,826	289,722
Prepaid expenses	5,177	2,957
Refundable income taxes	2,317	4,327
Total Current Assets	520,849	454,162

Property, plant, and equipment	475,472	450,800
Less accumulated depreciation and amortization	(224,823)	(215,168)
Property, Plant, and Equipment, net	250,649	235,632
Operating lease right-of-use assets, net	17,122	15,042
Investment in joint ventures	4,955	5,534
Intangible assets, net	271,440	216,768
Goodwill	325,713	226,294
Other assets	4,401	4,779
TOTAL ASSETS	$1,395,129	$1,158,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$6,400	$5,600
Accounts payable	84,921	66,432
Federal and state excise taxes payable	5,946	4,627
Accrued expenses and other	21,384	28,716
Total Current Liabilities	118,651	105,375

Long-term debt, less current maturities	123,319	29,510
Convertible senior notes	195,385	195,225
Long-term operating lease liabilities	13,568	11,622
Contingent consideration	63,900	—
Other noncurrent liabilities	3,943	3,723
Deferred income taxes	69,241	67,112
Total Liabilities	588,007	412,567
Total equity	807,122	745,644
TOTAL LIABILITIES AND TOTAL EQUITY	$1,395,129	$1,158,211

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Year to Date Ended June 30,
	2023	2022
Cash Flows from Operating Activities
Net income	$62,996	$62,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,490	10,924
Share-based compensation	3,637	2,131
Equity method investment loss	579	180
Deferred income taxes, including change in valuation allowance	2,129	125
Other, net	206	(98)
Changes in operating assets and liabilities, net of effects of acquisition:
Receivables, net	(35,833)	(13,142)
Inventory	(41,020)	(27,508)
Prepaid expenses	(2,076)	266
Income taxes payable (refundable)	2,010	141
Accounts payable	22,328	11,438
Accrued expenses and other	(7,048)	(4,791)
Federal and state excise taxes payable	1,319	681
Other, net	439	(61)
Net cash provided by operating activities	20,156	43,019

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(30,055)	(18,087)
Purchase of business, net of cash acquired	(104,398)	—
Contributions to equity method investment	—	(1,028)
Other, net	(1,136)	(369)
Net cash used in investing activities	(135,589)	(19,484)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(5,337)	(5,322)
Purchase of treasury stock	(801)	(713)
Proceeds from long-term debt	105,000	—
Principal payments on long-term debt	(9,400)	(1,614)
Net cash provided by (used in) financing activities	89,462	(7,649)

Effect of exchange rate changes on cash and cash equivalents	41	(39)
Increase (decrease) in cash and cash equivalents	(25,930)	15,847
Cash and cash equivalents, beginning of period	47,889	21,568
Cash and cash equivalents, end of period	$21,959	$37,415

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)
(in thousands)

	Quarter Ended June 30, 2023
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$76,295	$44,143	$42,768	$31,964	$31,802	$1.44
Adjusted to remove:
Business acquisition costs (b)	—	1,500	1,500	1,125	1,125	0.05
Adjusted Non-GAAP results	$76,295	$45,643	$44,268	$33,089	$32,927	$1.49

	Quarter Ended June 30, 2022
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$59,224	$35,306	$32,701	$25,362	$25,343	$1.15
Adjusted to remove:
No adjustments for the period	—	—	—	—	—	—
Adjusted Non-GAAP results	$59,224	$35,306	$32,701	$25,362	$25,343	$1.15

	Year to Date Ended June 30, 2023
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$146,119	$85,702	$83,455	$62,996	$62,564	$2.84	$2.83
Adjusted to remove:
Business acquisition costs (b)	—	1,500	1,500	1,125	1,125	0.05	0.05
Adjusted Non-GAAP results	$146,119	$87,202	$84,955	$64,121	$63,689	$2.89	$2.88

	Year to Date Ended June 30, 2022
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$131,045	$85,386	$81,237	$62,733	$62,462	$2.84
Adjusted to remove:
No adjustments for the period	—	—	—	—	—	—
Adjusted Non-GAAP results	$131,045	$85,386	$81,237	$62,733	$62,462	$2.84

(a)MGP Earnings is defined as "Net income used in Earnings Per Common Share calculation."

(b)Business acquisition costs are included in the Consolidated Statement of Income within the selling, general, and administrative line item and include transaction and integration costs associated with the acquisition of Penelope Bourbon LLC.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (UNAUDITED)
(in thousands)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2023	2022	2023	2022
Net Income	$31,964	$25,362	$62,996	$62,733
Interest expense	1,282	1,543	2,277	3,141
Income tax expense	10,804	7,339	20,459	18,504
Depreciation and amortization	5,319	5,303	10,490	10,924
Equity method investment loss	319	574	579	180
Business acquisition costs	1,500	—	1,500	—
Adjusted EBITDA	$51,188	$40,121	$98,301	$95,482

The non-GAAP adjusted EBITDA measure is defined as earnings before interest expense, income tax expense, depreciation and amortization, equity method investment loss (income), and business acquisition costs. See "Reconciliation of selected GAAP measure to adjusted non-GAAP measures" for further details.

MGP INGREDIENTS, INC.
DILUTIVE SHARES OUTSTANDING CALCULATION (UNAUDITED)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2023	2022	2023	2022
Principal amount of the bonds	$201,250,000	$201,250,000	$201,250,000	$201,250,000
Par value	$1,000	$1,000	$1,000	$1,000
Number of bonds outstanding (a)	201,250	201,250	201,250	201,250

Initial conversion rate	10.3911	10.3911	10.3911	10.3911
Conversion price	$96.23620	$96.23620	$96.23620	$96.23620

Average share price (b)	$99.94097	$93.95754	$98.82927	$87.19756
Impact of conversion (c)	$208,997,443	$—	$206,672,647	$—

Cash paid for principal	(201,250,000)	(201,250,000)	(201,250,000)	(201,250,000)
Conversion premium	$7,747,443	$—	$5,422,647	$—

Average share price	$99.94097	$93.95754	$98.82927	$87.19756
Conversion premium in shares (d) (e)	77,520	—	54,869	—

(a)Number of bonds outstanding is calculated by taking the principal amount of the bonds divided by the par value.

(b)Average share price is calculated by taking the average of the daily closing share price for the period. If the average share price is less than the conversion price of $96.23620 per share, the impact to EPS is anti-dilutive and therefore the shares were excluded from the diluted EPS calculation.

(c)Impact of conversion is calculated by taking the number of bonds outstanding multiplied by the initial conversion rate multiplied by the average share price. If the average share price is less than the conversion price then the impact of conversion is zero.

(d)The impacts of the Convertible Senior Notes were included in the diluted weighted average common shares outstanding if the impact was dilutive. The Convertible Senior Notes would only have a dilutive impact if the average market price per share during the quarter and year to date period exceeds the conversion price of $96.23620 per share. For the quarter ended June 30, 2023, the average market price per share during the quarter exceeded $96.24 per share; however, the impact to diluted EPS calculation was less than $0.01, which resulted in reported basic and diluted EPS being equal at $1.44. For the year to date ended June 30, 2023, the inclusion of the shares had a dilutive impact and were included in the diluted EPS calculation. For the quarter ended and year to date ended June 30, 2023, the inclusion of the shares had a dilutive impact and were included in the diluted EPS calculation. There was no dilutive impact for the quarter ended and year to date ended June 30, 2022.

(e)Conversion premium in shares is calculated by taking the conversion premium divided by the average share price. If the average share price is less than the conversion price, then the conversion premium in shares is zero.

MGP INGREDIENTS, INC.
Purchase Accounting - Summary of Preliminary Fair Value Step Up
(UNAUDITED)
(in thousands)

The acquisition of Penelope Bourbon LLC, which closed on June 1, 2023, was accounted for as a business combination in accordance with Accounting Standard Codification 805 “ASC 805”), Business Combinations, and as such, assets acquired, liabilities assumed, and consideration transferred were recorded at their estimated fair values on the acquisition date. The fair value of the assets and liabilities are based upon a preliminary assessment of fair value and may change as valuations for certain tangible assets, intangible assets and contingent liabilities are finalized and the associated income tax impacts are determined. The Company expects to finalize the purchase price allocation as soon as practicable, but no longer than one year from the acquisition date. The table below reflects the summary for distributor relationships preliminary purchase price accounting step up to fair value, the related amortization period and the Income Statement caption within which the adjustment is included.

	Step Up Value	Amortization Period	Income Statement Caption	Q2 2023 Income Statement Impact
Definite-lived intangible asset - Distributor relationships	$22,100	20 years	SG&A	$92

MGP INGREDIENTS, INC.
Impact of the Planned Closure of the Atchison Distillery
Segment Operating Results and Pro-Forma Results
Year to Date Ended June 30, 2023
(UNAUDITED) (in thousands)

	Distilling Solutions
	Year to Date Ended June 30, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Brown Goods	$141,448	$141,448	$—	—%
White Goods	32,770	6,895	(25,875)	(79)
Premium beverage alcohol	174,218	148,343	(25,875)	(15)
Industrial alcohol	20,504	—	(20,504)	(100)
Food grade alcohol	194,722	148,343	(46,379)	(24)
Fuel grade alcohol	4,454	14	(4,440)	(100)
Distillers feed and related co-products	17,307	5,804	(11,503)	(66)
Warehouse services	13,605	13,605	—	—
Total Sales	$230,088	$167,766	$(62,322)	(27)%

Gross profit	$71,706	$75,238	$3,532	5%
Gross margin %	31.2%	44.8%		13.6	pp(c)

	Ingredient Solutions
	Year to Date Ended June 30, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change		% Change
Specialty wheat starches	$31,781	$31,781	$—		—%
Specialty wheat proteins	24,478	24,478	—		—
Commodity wheat starches	8,644	8,644	—		—
Commodity wheat proteins	521	521	—		—
Total Sales	$65,424	$65,424	$—		—%

Gross profit	$23,817	$20,403	$(3,414)	(d)	(14)%
Gross margin %	36.4%	31.2%			(5.2)	pp(c)

	Consolidated
	Year to Date Ended June 30, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Sales	$410,011	$347,689	$(62,322)	(15)%
Gross profit	$146,119	$146,237	$118	—%
Gross margin %	35.6%	42.1%		6.5	pp(c)

(a)Represents actual results of the Company for the year to date ended June 30, 2023, as reported in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.
(b)Represents the Company's results for the year to date ended June 30, 2023 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results and are preliminary. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and at times certain co-products are produced at the Company's Lawrenceburg, Indiana distillery. The pro-forma financial results assume the loss of the waste starch slurry credit and no gain or loss on the disposal. The results of the Branded Spirits segment for the year to date ended June 30, 2023 would not have been impacted by a closure of the Atchison, Kansas distillery.
(c)Percentage points (“pp”).
(d)The reduction in gross profit for the Ingredient Solutions segment is the result of increased cost of goods sold from no longer receiving an intercompany credit for the waste starch slurry by-product purchased by the adjoined Atchison, Kansas distillery. The value of the intercompany credit is derived from the value of corn which has fluctuated over time.

MGP INGREDIENTS, INC.
Impact of the Planned Closure of the Atchison Distillery
Segment Operating Results and Pro-Forma Results
Year Ended December 21, 2022
(UNAUDITED) (in thousands)

	Distilling Solutions
	Year Ended December 31, 2022		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Brown Goods	$229,523	$229,523	$—	—%
White Goods	74,510	24,110	(50,400)	(68)
Premium beverage alcohol	304,033	253,633	(50,400)	(17)
Industrial alcohol	46,812	907	(45,905)	(98)
Food grade alcohol	350,845	254,540	(96,305)	(27)
Fuel grade alcohol	13,681	41	(13,640)	(100)
Distillers feed and related co-products	40,354	9,477	(30,877)	(77)
Warehouse services	23,598	23,598	—	—
Total Sales	$428,478	$287,656	$(140,822)	(33)%

Gross profit	$126,282	$132,388	$6,106	5%
Gross margin %	29.5%	46.0%		16.5	pp(c)

	Ingredient Solutions
	Year Ended December 31, 2022		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change		% Change
Specialty wheat starches	$62,567	$62,567	$—		—%
Specialty wheat proteins	39,313	39,313	—		—
Commodity wheat starches	14,023	14,023	—		—
Commodity wheat proteins	38	38	—		—
Total Sales	$115,941	$115,941	$—		—%

Gross profit	$31,503	$26,017	$(5,486)	(d)	(17)%
Gross margin %	27.2%	22.4%			(4.8)	pp(c)

	Consolidated
	Year Ended December 31, 2022		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Sales	$782,358	$641,536	$(140,822)	(18)%
Gross profit	$253,306	$253,926	$620	—%
Gross margin %	32.4%	39.6%		7.2	pp(c)

(a)Represents actual results of the Company for the year ended December 31, 2022, as reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.
(b)Represents the Company's results for the year ended December 31, 2022 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results and are preliminary. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and at times certain co-products are produced at the Company's Lawrenceburg, Indiana distillery. The pro-forma financial results assume the loss of the waste starch slurry credit and no gain or loss on the disposal. The results of the Branded Spirits segment for the year ended December 31, 2022 would not have been impacted by a closure of the Atchison, Kansas distillery.
(c)Percentage points (“pp”).
(d)The reduction in gross profit for the Ingredient Solutions segment is the result of increased cost of goods sold from no longer receiving an intercompany credit for the waste starch slurry by-product purchased by the adjoined Atchison, Kansas distillery. The value of the intercompany credit is derived from the value of corn which has fluctuated over time.